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                                                EXHIBIT 10.6

             NON-EMPLOYEE DIRECTORS' OPTION PLAN

                             OF

               ROBERT HALF INTERNATIONAL INC.


                          ADDENDUM

     On June 29, 1994, the Company's Restated Certificate of Incorporation was amended to change the par value of the Company's Common Stock from $1.00 per share to $.001 per share. All references in the Non-Employee Directors' Option Plan to the Company's Common Stock now refer to the Common Stock, par value $.001 per share.